UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2007

GEMINI EXPLORATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136859

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 103, 240-11th Avenue SW, Calgary, Alberta Canada T2R 0C3

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 403.697.4877

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2007, we entered into a mining acquisition agreement with James Sikora to acquire the Los Chorros Gold Mine, a producing gold property in the El Bagre-Zargoza mining district, department of Antioquia, Colombia. Pursuant to the mining acquisition agreement, we acquired an 80% majority controlling interest in the Los Chorros mine for the sum of $100,000 and the issuance of 2,500,000 shares of our company. The cash portion will be paid in three separate payments of which $10,000 will be paid on or before September 2, 2007, $40,000 will be paid by October 22, 2007 and the balance of $50,000 will be paid by November 21, 2007. The issuance of the 2,500,000 will be issued on or before October 22, 2007. We have the right of refusal to acquire the remaining 20% interest in the Los Chorros mine within 18 months of the effective date.

CW1388613.1

Item 9.01.	Financial Statements and Exhibits.
10.1	Mining Acquisition Agreement dated August 23, 2007 with James Sikora.
99.1	News Release dated August 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI EXPLORATIONS, INC.

/s/ Michael Hill

Michael Hill

President, Secretary, Treasurer and Director

Date: August 31, 2007